Exhibit 10.1

[Bank of America Letterhead]

November 7, 2005

Corrective Modification

Via Telecopy: 813.254.9640

Kforce Inc.

1001 East Palm Avenue

4th Floor

Tampa, Florida 33605

Attention: William L. Sanders

Re:	Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated as of November 3, 2000, among Kforce, Inc. (the “Borrower”), certain of its affiliates, and Bank of America, N.A. (the “Agent’”), as agent for itself and certain financial institutions party thereto.

Mr. Sanders:

Reference is hereby made to the Credit Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

In order to correct a scrivener’s error in Section 7.10 of the Credit Agreement, as amended as of October 28, 2005, such provision is hereby restated as follows:

7.10 Distributions; Capital Change; Restricted Investments. No Credit Party shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (A) in connection with an with an Eligible Securities Repurchase, (B) Distributions to the Borrower by a Subsidiary, or (C) Distributions by the Borrower if, after giving effect thereto the Borrower has Availability of not less than $15,000,000; (ii) make any change in its capital structure which could have a Material Adverse Effect; or (iii) make any Investments in or to any Person if, after giving effect thereto the Borrower has Availability of not less than $15,000,000.

Except as expressly provided hereinabove, the Credit Agreement shall remain in full force and effect. Nothing contained herein shall be deemed to be or operate as a waiver of or consent to any Event of Default.

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ MARK HERDMAN
Name:	Mark Herdman
Title:	Vice President

[Signatures continued on following page]

Accepted and agreed:

KFORCE INC.

By:	/s/ JUDY M. GENSHINO
Title:	Assistant Treasurer